Exhibit 10

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Amendment to Loan and Security Agreement is made this 13th day of November, 2000 by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender") and BONTEX, INC.
("Borrower").

                                    Recitals

         Borrower and Lender entered into a certain Loan and Security Agreement dated January 26, 2000 (together with all amendments, modifications, addenda and supplements, the "Loan Agreement") and related documents, evidencing certain financing arrangements between Lender and Borrower as more particularly described therein.

         Borrower has requested certain modifications to the terms and conditions of the Loan Agreement. Lender is willing to make the said modifications, subject to the terms and conditions of this Agreement ("Agreement").

         In addition, Borrower is not in compliance with certain financial covenants in the Loan Agreement and has requested Lender to waiver such noncompliance, and Lender has agreed to such waiver in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, as of the date hereof, as follows:

         1. Subsection 2.1(a)(iii)(B) of the Loan Agreement is hereby amended by deleting the term "Two Million Dollars ($2,000,000)" and substituting in lieu thereof the term: "One Million Five Hundred Thousand Dollars ($1,500,000)."

         2. Section 2.3 of the Loan Agreement is hereby amended by the addition of the following sentence: "Without in any manner limiting the provisions of this Section 2.3, Borrower hereby consents to the imposition of an Availability Reserve in the amount of $425,000, to take effect upon receipt by Lender of Net Proceeds under Section 6.7, which Availability Reserve shall be continuously maintained in the exclusive discretion of Lender. In the event the Net Proceeds are less than $850,000, Lender reserves the right to increase the level of said Availability Reserve."

         3. Section 6.7 of the Loan Agreement is amended by deleting the term "Term Loan" and substituting therefor the term "Revolving Loans."

         4. Section 9.14 of the Loan Agreement is hereby amended to read as follows:

                  "9.14. Adjusted Tangible Net Worth. Borrower shall continuously maintain Adjusted Tangible Net Worth of not less than Seven Million Eight Hundred Thousand Dollars ($7,800,000) through December 30, 2000, and not less than Eight Million Three Hundred Thousand Dollars ($8,300,000) from December 31, 2000 and at all times thereafter."

         5. This Agreement is conditioned on the payment by Borrower to Lender of a loan modification supplemental closing fee of $5,000, under Section 3.2 of the Loan Agreement, which shall be fully earned as of the date hereof.

         6. Borrower acknowledges that as of the date of this Amendment, Borrower is not in compliance with the requirements of Section 9.14 of the Loan Agreement. Effective upon payment in full of the amount set forth in Section 5 hereof, and in consideration thereof, Lender waives such noncompliance from July 1, 2000 through the date hereof. Lender's agreement to waive such noncompliance shall not constitute a waiver of any other event which may constitute an Event of Default or obligate Lender to any future waiver of any Event of Default.

         7. Except as expressly amended herein, the terms and conditions of the Loan Agreement are hereby reaffirmed and ratified in all respects, and Borrower reaffirms each of the representations and warranties under the Loan Agreement made by it, as if said representations and warranties were made and given on and as of the date hereof.

         8. The Amendment may be executed in any number of counterparts and by different parties on separate counterparts (including by facsimile transmission of executed signature pages hereto), each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereof.







                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed on and as of the date and year first above written.




LENDER                                               BORROWER

CONGRESS FINANCIAL                                   BONTEX, INC.
  CORPORATION


By: s/Cindy Denbaum                                  By: s/James C. Kostelni

Title: Vice President                                Title:  CEO

Address:                                             Address:

1133 Avenue of the Americas                          One Bontex Drive
New York, NY 10036                                   Buena Vista, Virginia 24116